Exhibit 10.39

Confidential Treatment Request

[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission.


================================================================================


                                Commercial Space
                                     Between




                                    MMPK, LLC
                                    Landlord



                                       and




                          MIDNIGHT AUTO FRANCHISE CORP.
                                     Tenant


================================================================================


*Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                COMMERCIAL LEASE

        This Lease ("Lease") made in Aurora, Illinois as of the 15 day of July, 2006 (the "Effective Date").

        The following Schedule sets forth basic information and definitions concerning this Lease, and is hereby made a part hereof:

                                    SCHEDULE

        (a)     Landlord:             MMPK, LLC

        (b)     Landlord's Address:   924 W. 67th Street
                                      Darien, Illinois 60561

        (c)     Tenant:               Midnight Auto Franchise Corp.

        (d)     Premises:             Automotive Service Center Facility located
                                      at 989 Eola, Aurora, Illinois consisting of approximately 9500 square feet.

        (e)     Main Term:            Five (5) years

        (f)     Extension:            Four (4) additional periods of five (5)
                                      years each

        (g)     Commencement Date (or "Rent Commencement Date"): See Section 3.2

        (h)     Expiration Date:      The last day of the 60th month subsequent
                                      to the Rent Commencement Date

        (i)     Permitted Use of Premises: The Premises may be used and occupied
                for  operation  of an  automotive  service  center   and related
                activities.

        (j)     Main Term:

                                                Annual
                      Lease Year               Base Rent           Monthly Rent
                      ----------               ---------           ------------
                         1-5                      [*]                   [*]
                         6-10                     [*]                   [*]
                (1st Extension Period)            [*]                   [*]
                         17-15
                (2nd Extension Period)
                         16-20                    [*]                   [*]

                (3rd Extension Period)
                         21-25                    [*]                   [*]
                (4th Extension Period)

        (k)     Tenant's  Proportionate  Share of Operating  Expenses and Taxes:
100% of the Premises (subject to limitations of Operating Expenses).

        (l)     Security Deposit: One month's rent; see Section 29.

        (m)     Brokers: CB Richard Ellis.

        In the event of a conflict between the provisions of this Schedule and the Lease, the Lease shall control.

SECTION 1.      LEASE OF PREMISES

SECTION 1.1. LEASE OF THE PREMISES. Landlord, as the owner of the commercial real estate (the "Real Estate") commonly known as 989 Eola Road, Aurora, Illinois, which real estate is improved by a building (the "Building") and which Premises include certain items of equipment and personal property listed on attached Exhibit "A" ("Personal Property") (the Building and Personal Property and the Real Estate being collectively referred to as the "Property" or the "Premises"), does hereby lease to Tenant, and Tenant hereby accepts the lease of, the Property.

        SECTION 1.2. TERM.

                1.2.1. TERM. The Term of this Lease shall commence on the Rent Commencement Date (See Section 3.2). Unless sooner terminated pursuant to the provisions hereof, the Lease shall continue for the number of years and months set forth in the Schedule as the Main Term.

                For the purposes of this Lease, "Lease Year" shall mean a consecutive twelve-month period commencing January 1 and ending December 31, both inclusive, during which any portion of the Term falls. Any portion of the Term which is less than a Lease Year shall be deemed a "Partial Lease Year."

                1.2.2. EXTENSIONS. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant options to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for four (4) periods of five (5) years (each an "Extension").

                (a) Each Extension shall be deemed to have been automatically exercised by Tenant unless Tenant otherwise notifies Landlord of Tenant's election not to renew the Lease for any particular Extension by delivering written notice to Landlord of Tenant's election to not to exercise as to any particular Extension given not later than the date which is ninety (90) days prior to the expiration of the Term or preceding Extension, as the case may be. If Tenant's elects not exercise as to any particular Extensions, all future Extension options shall thereupon expire and be of no further force nor effect.

                (b) Tenant's automatic exercise of a particular Extension shall only be effective, if on the effective date of such Extension, this Lease is in full force and effect and Tenant is not in default under this Lease (beyond any applicable cure period), and entire Premises are occupied by the Tenant named herein, or approved or authorized sub-lessee(s) or licensee(s).

                (c) Rent payable during each Extension with respect to all space included in the Premises shall be as set forth in the Schedule.

SECTION 2.      CONSTRUCTION OF THE PREMISES

        CONDITION OF PREMISES. On or before the Rent Commencement Date, Landlord shall deliver possession of the Premises to Tenant, free and clear of all other tenancies and rights or claims of any third party to possession or occupancy of the Premises. THE PREMISES WILL BE A BROOM CLEAN CONDITION READY FOR TENANT'S WORK (AS DEFINED BELOW), AND ALL AUTOMOTIVE AND OFFICE EQUIPMENT OF THE PRIOR
TENANT SHALL BE REMOVED WITH THE EXCEPTION OF THE AIR COMPRESSORS, LIFTS, ALIGNMENT RACK AND QUICK LUBE EQUIPMENT. All utilities, mechanical, electrical, plumbing, and HVAC systems shall be in good working order and the Premises will be in compliance with all federal, state and local laws and ordinances. Prior to delivery of possession, Landlord shall verify and deliver to Tenant a report verifying the condition and tonnage of the HVAC.

        SECTION 2.1. TENANT'S WORK. All work shall be performed by Tenant (hereinafter referred to as the "Tenant's Work"), Tenant's sole cost and expense. Tenant shall be responsible for and shall obtain and pay for all approvals, inspections and/or permits from the City of Aurora or other governmental authorities having jurisdiction necessary for the performance of Tenant's Work and for Tenant's use occupancy of the Premises.

        SECTION 2.2 TENANT'S PLANS. Tenant shall, at Tenant's sole cost and expense, and prior to the commencement of any of Tenant's Work, cause to be prepared and delivered to Landlord for its approval shall not be unreasonably withheld (Landlord shall make best efforts to approve within seven (7) days after receipt therof), which comply with all applicable statutes, ordinances, regulations and codes. Tenant shall provide Landlord with evidence satisfactory to Landlord that any contractors and subcontractors have in effect insurance policies providing Worker's Compensation insurance policies naming Landlord, Landlord's agents, Landlord's mortgagee(s), if any, and such additional insureds as may be required by Landlord.

        SECTION 2.3 CONSTRUCTION OF TENANT'S WORK. Prior to commencing the Tenant's Work, Tenant will provide to Landlord (i) evidence satisfactory to Landlord that Tenant has obtained and has in force all insurance coverages required to be maintained by Tenant under the terms of this Lease; (ii) evidence satisfactory to Landlord that Tenant's contractor and subcontractors have obtained and have in force Worker's Compensation and such other insurance required by Landlord; (iii) evidence satisfactory to Landlord that Tenant has obtained all building permits and other governmental approvals necessary for the performance of Tenant's Work.

                Upon Landlord's approval of Tenant's Plans, and provided that Tenant has complied with the terms of the preceding paragraph, Tenant shall begin construction of Tenant's Work.

SECTION 3.      RENT.

        Tenant shall pay to Landlord, at Landlord's address or to such other person or at such other place as Landlord shall designate in writing to Tenant from time to time, in legal tender of the United States at the time of payment, the following:

        SECTION 3.1 BASE RENT. Tenant shall pay the amount shown in the Schedule as Base Rent. Base Rent shall be payable in equal monthly installments without demand, offset or deduction, in advance, on the first day of each calendar month during the Main Term except that the first full monthly installment of Base Rent shall be paid on the Effective Date.

        SECTION 3.2 RENT COMMENCEMENT DATE. Rent shall commence on July 15, 2006, or such other date agreed to by the parties.

        If the Rent Commencement Date is on a day other than the first day of the calendar month, the Base Rent for such month and, if necessary, for the last month of this Lease will be prorated on a per diem basis.

        In the event possession of the Premises is not delivered to Tenant on or before July 15, 2006, in the condition required under Section 2 above, and said failure to deliver possession continues for a period of 15 days Tenant's notice of such failure, the Tenant shall have the option, but not the obligation of terminating this Lease, without any further obligation to the Landlord at any time thereafter prior to Landlord's actual delivery of the possession of the Premises.

        SECTION 3.3 ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay to Landlord as Additional Rent the Operating Expenses and Taxes (both as hereinafter defined) for each Lease Year or Partial Lease Year. Additional Rent shall be paid in monthly installments at the same time as installments of Base Rent are due and payable as hereinafter provided.

                3.3.1. OPERATING EXPENSES. For purposes of this Lease, "Operating Expenses" shall include casualty insurance policy for the Building; management and operation of the Property; snow and ice removal; landscaping; and parking lot repairs and paving. Tenant's obligation for the Operating Expenses shall survive the expiration or sooner termination of this Lease. Tenant's obligation for Operating Expenses shall be as follows:

                       Years 1-5           [*] per month

                       Years 6-10          [*] per month

                       Years 11-15         [*] per month

                       Years 16-20         [*] per month

                       Years 21-25         [*] per month

                3.3.2. TAXES. For the purposes of this Lease, "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its agents shall pay or become obligated to pay because of, in connection with or allocable to the ownership, leasing, management, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection with the Property for any calendar year wholly or partly within the Term. If a special assessment payment in installments is levied against the Property, Taxes for any calendar year shall include only the installments of such assessment, and any interest, payable with respect to such calendar year. Notwithstanding the foregoing, in the event any general or special assessment is not payable in installments, the Landlord shall amortize the assessment over the useful life of the improvement and Tenant shall only be responsible for the amortized payments attributable to the Lease Term.

                There shall be included in Taxes for any calendar year the amount of all fees, costs and expenses (including consultants', appraisers' and attorneys' fees) paid by Landlord during such calendar year in negotiating, or seeking or obtaining any reduction of, Taxes. Tenant hereby expressly waives any and all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

                3.3.3. TENANT PAYMENTS OF ADDITIONAL RENT. The Operating Expenses shall be paid in equal monthly installments at the time of payment of the Rent. Taxes shall be paid to Landlord by Tenant within thirty (30) days after the receipt of the bills(s) therefore from Landlord.

        SECTION 3.4. ALL AMOUNTS CONSTITUTE RENT. All amounts due Landlord under the terms of this Lease, including but without limitation, amounts due under this Section 3, are referred to collectively as "Rent". All Rent shall be paid by Tenant when due without any set-off, deduction or prior demand, and without Landlord's submission of any statements, bills or notices therefor.

        SECTION 3.5. LATE CHARGES. Tenant agrees to pay a late charge of one and one-half percent (1.5%) of the amount of Rent then due if Rent or any portion thereof is not paid within five (5) days after the due date thereof, and an additional one and one-half percent (1.5%) for each ten (10) day period or portion thereof thereafter during which Rent is not paid. Such late charges shall be addition to Landlord's other rights upon default by Tenant. In addition, any payment due from Tenant to Landlord not received by Landlord upon the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of ten percent (10%) per annum.

        SECTION 3.6. INDEPENDENT COVENANT. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease. The obligation of Tenant to pay Rent for all Lease Years or Partial Lease Years during the Term shall survive the termination of this Lease.

SECTION 4.      INTENTIONALLY OMITTED.

SECTION 5.      USE.

        SECTION 5.1. USE OF THE PREMISES. Tenant shall occupy and use the Premises only for the Permitted Uses set forth in the Schedule, and for no other uses or purposes whatsoever without Landlord's prior written consent, which consent Landlord may withhold in its absolute discretion.

SECTION 6.      LANDLORD'S REPAIR OBLIGATIONS.

        Throughout the Term, except for any work made necessary by any act, omission, or neglect of Tenant, its agents, employees and invitees, and except for repairs necessitated by any damage or destruction by fire or other casualty or by a taking under the power of eminent domain (in which events the obligations of Landlord shall be controlled by Sections 13 and 14), Landlord shall keep in repair and maintain: all structural elements of the Building (including the foundation walls, slab, the exterior walls and doors including the obligation to keep the roof free from leaks (but specifically excluding garage doors, which is a Tenant responsibility).

        SECTION 7.    UTILITIES AND OTHER SERVICES.

        SECTION 7.1. ELECTRICITY. Tenant will be individually metered for the electricity consumed within the Building. Tenant shall pay the entire cost of all electric service and the cost of metering directly to the provider thereof.

        SECTION 7.2. TELEPHONE. Tenant shall make its own arrangements for such telephone service in the Property as may be desired by Tenant. Tenant shall pay all charges, including but not limited to the cost of installation of necessary wiring not provided by Landlord made by the company providing telephone service in connection with or relating to the providing of telephone service to the Property.

        SECTION 7.3. HEATING, VENTILATING AND AIR CONDITIONING ("HVAC"). Landlord shall provide operating HVAC service and equipment to the Building. Tenant shall, at its own cost and expense, and with the equipment installed, heat and cool the Building to meet all of its requirements. Tenant agrees to maintain all heating, cooling and ventilating equipment servicing the Building in good order and Landlord shall repair and make necessary replacements thereof, provided that such work is not made necessary by any act, neglect, or omission of Tenant, its agents, employees and invitees.

        SECTION 7.4. WATER AND SEWER. Water and Sewer charges shall be paid by Tenant.

        SECTION 7.5. OTHER OR INCREASED SERVICES. If Tenant desires telegraphic, teletext, television, or other forms of communications, signal or data transmission services, security services, or if Tenant desires to install any computer, data processing or other equipment in the Property, or if Tenant's use of the Property requires additional or increased electric or other service than that provided by Landlord, and providing such services or equipment necessitates the installation of new or additional wires, cables, transmitters, signal reception devices or other facilities or equipment outside the Property, Tenant shall make all necessary arrangements directly with the company or companies providing such services, provided, however, that (i) Tenant shall not make any such installations without the consent of Landlord, which consent Landlord may withhold in its absolute discretion, or, if given, subject to such terms and conditions as Landlord may determine; (ii) Landlord shall direct where and how all connections for such services shall be introduced and run, and Tenant shall not make or permit others to make borings, cuttings or installations of wires, cables or equipment in or about the Property or the Building except in the locations and in the manner approved by Landlord;(iii) Tenant shall not, by its installation or use of such equipment or facilities or services cause interference with the operation of equipment, facilities or services elsewhere in the Building or on adjoining properties; Tenant shall pay the entire cost of installation of any such facilities and the cost of such service(s).

        SECTION 7.6. CLEANING AND SCAVENGER. Tenant shall arrange for its own janitor or cleaning services and scavenger services for the Property, at its sole cost and expense. Tenant's obligations in regard to the cleaning of Property shall include, but shall not be limited to, the cleaning of all glass in the Property including the inside and outside surfaces of any glass storefronts, display windows, doors, partitions or other glass surfaces.

        SECTION 7.7. LIGHTING. Tenant shall be responsible for providing all light fixtures in the Property and the installation, cleaning and maintenance thereof, and shall provide, at Tenant's sole cost and expense, all lamps, bulbs, tubes, ballasts and starters necessary for the maintenance therof.

        SECTION 7.8. INTERRUPTIONS. Landlord does not warrant that any services or Tenant's occupancy will be free from interruptions caused by repairs, improvements, changes of services, alterations, accidents, inability to obtain fuel, steam, water or supplies or other causes. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Property or any part thereof or render Landlord liable to Tenant for damages by abatement of Rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, such interruption is not due to the negligent or willful acts of omissions of the Lanlord. Tenant hereby waives and releases all claims against Landlord for damages, both direct and consequential, for any such interruptions or stoppages of services. To the extent Landlord provides any services, Landlord may at any time cease to furnish such services, provided Tenant is connected at Landlord's expense to an alternate source of such services.

        Landlord shall have the right at all times during the Term to enter the Property for the purpose of inspecting the same and of making such repairs or replacements therein as may be required by this Lease or as Landlord may deem necessary or desirable, including without limitation the rehabilitation or replacement of the systems serving the Building or the exterior and structural components thereof, provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy and shall, when practical, give Tenant prior notice of such entry. If Tenant's access to the Property is prevented by reason of repairs or rehabilitation to the Property being made by Landlord, Landlord shall not be liable to Tenant.

SECTION 8.     INSURANCE.

        SECTION 8.1. TENANT COVERAGES. Tenant, at Tenant's expense, shall maintain in force with responsible companies approved by Landlord and in amounts from time to time approved or requested by Landlord:

                (i) commercial (comprehensive) liability insurance with respect to liability arising out of the ownership, use, occupancy or maintenance of the Property and all areas appurtenant thereto, made by or on behalf of any persons, firm or corporation, arising from, related to, or connected with the conduct and operation of Tenant's business in the Property insuring Landlord, Landlord's agents, Landlord's mortgagee(s), if any, and such additional parties as requested by Landlord and Tenant, as their interests may appear, to afford protection with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit/One Million Dollars ($1,000,000) general aggregate (but not less than, $1,000,000 per location aggregate);

                (ii) plate glass insurance covering all plate glass in the Property;

                (iii) worker's compensation insurance in the amounts required by applicable statute and employer's liability insurance;

                (iv) fire insurance with extended coverage endorsements including, but not limited to, vandalism and malicious mischief, covering all equipment installed by Tenant in the Property and all of Tenant's stock in trade, trade fixtures, furniture, furnishings and floor coverings in the Property to the extent of one hundred percent (100%) of their replacement cost.

        SECTION 8.2. FORM OF INSURANCE. All of said insurance shall be in form satisfactory to Landlord, shall be primary and non-contributory, shall not be subject to deductible(s) unless approved in advance in writing by Landlord, and shall provide that it will not be subject to cancellation, termination or change except after thirty (30) days prior written notice to Landlord. The policies or duly executed certificates for the same (which shall evidence the insurer's waiver of subrogation) together with satisfactory evidence of the payment of the premiums thereon, shall be deposited with Landlord on or prior to the commencement of construction of Tenant's Work, and, upon renewals of such policies, not less than thirty (30) days prior to expiration of the term of the coverage being renewed. If Tenant fails to comply with such requirements,

Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand.

        SECTION 8.3. MUTUAL WAIVER OF RIGHT OF RECOVERY. Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property or resulting loss of income or losses under worker's compensation laws or benefits insured under valid and collectible insurance policies to the extent of any proceeds collected under such insurance, subject to the limitation that this waiver shall apply only when it is either permitted by or, by the use of such good faith efforts (including the payment of a reasonable additional premium), could have been so permitted by the applicable policy of insurance. The parties hereto further agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause:
"This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein."

        SECTION 8.4. WAIVER OF LANDLORD'S LIABILITY. Except to extent resulting from the negligent acts or omissions of the Landlord, the Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, damage to persons or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Building or any part of the Property or any adjacent property or any property under the control of the Landlord, including, but not limited to, claims for direct and/or consequential damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind, water, or other natural element; (iv) any defect in or failure of plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, gas, water, and steam pipes, stairs, railings or walks; (v) broken glass; (vi) the backing up of any sewer pipe or downspout; (vii) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Building or the Property; (viii) the escape of steam or hot water; (ix) water, snow or ice being upon or coming through the roof, skylights, windows, stairs, walks or any other place upon or near the Building or the Property or otherwise; (x) the falling of any fixture, plaster, pipes, beams, ceiling, walls or other standing or hanging portions of the Building or the Premises or other improvements on the Property; and (xi) any act, omission or negligence of co-tenants or of other persons or occupants of the Building or of adjoining buildings, or of owners of adjacent or contiguous property.

SECTION 9.      SIGNS AND DECORATIONS.

        SECTION 9.1. EXTERIOR SIGNS. Tenant shall be entitled to erect and maintain a sign on the existing street monument, or other street monument or pole apparatus provided by Landlord, and any building signage so long as the same complies with all local ordinances. Tenant shall be responsible for the cost of the installation and maintenance of the any actual sign/fascia unit.

Section 10.     TENANT'S FURTHER OBLIGATIONS.

        SECTION 10.1.   AFFIRMATIVE COVENANTS. Tenant shall:

                10.1.1. PERFORMANCE OF OBLIGATIONS. Perform promptly all of the obligations of Tenant set forth in this Lease, including the obligation to pay when due the Rent and all other sums which by the terms of this Lease are to be paid by Tenant.

                10.1.2. USE AND OPERATION. Continuously use and operate the Property only for the Permitted Uses set forth in the Schedule and no other.

                10.1.3. CLEAN CONDITION. Keep the Property, fixtures, windows and signs, and all ducts, lines, meters, mains, conduits, wires, pipes, facilities, systems and equipment installed in the Property clean, neat and safe and in good order, repair and condition (including without limitation all necessary replacements, painting and decorating), damage by fire or other casualty covered by Landlord's insurance excepted.

                10.1.4. MECHANICAL EQUIPMENT. Keep all mechanical devices in the Property free of vibration and noise which may be transmitted beyond the Property.

                10.1.5. EXTERMINATION. Keep the Property in sanitary condition, free of insects, rodents, vermin and other pests.

                10.1.6. GLASS. Keep all glass in doors, windows and elsewhere in the Property clean and in good condition and replace promptly all glass which may become damaged or broken with glass of the same quality, damage by fire or other casualty covered by Landlord's insurance excepted.

                10.1.7. REPAIR OF COMMON AREAS DAMAGED BY TENANT. Promptly repair, at Tenant's sole cost and expense, any damage to any portion of the Property caused by the act, omission, or neglect of Tenant, its employees, agents, customers or invitees.

                10.1.8. TRASH. Store all trash and garbage within the Property so as not to be visible to members of the public and so as not to create any health or fire hazard, such storage to be in odor and vermin proof containers approved by Landlord which Tenant shall maintain in a neat and clean condition.

                10.1.9. INDEMNITY. Except to the extent the same is the result of the negligent or willful acts or omissions of the Landlord, Tenant shall save Landlord, its mortgagees, and its agents, harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of any property occasioned by
(i) any act or omission of Tenant, Tenant's employees, agents, customers, invitees or anyone claiming by, through or under Tenant; (ii) the use, occupancy, conduct, operation or management of the Property by Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees; (iii) the use of the Building, the Property or any portion thereof, or any areas in the vicinity of the Property by Tenant or any of its customers, agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees; (iv) any work or thing whatsoever done or not done on the Property; or
(v) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Tenant or any of its agents, contractors, servants, employees, licensees, suppliers or materialmen during the Term; all regardless of whether such claim, etc., is asserted before or after the expiration of the Term or any earlier termination of this Lease. The foregoing covenants shall survive the expiration of the Term or earlier termination of this Lease.

                Except the extent the same is the result of the negligent or wilfull act or omission of the Tenant, Landlord shall save Tenant and its agents, harmless and indemnified from all liability, injury, loss, cost damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of any property occasioned by (i) any act or omission of Landlord, Landlord's employees, agents or anyone of invitees or anyone claiming by, through or under Landlord; (ii) any work or thing whatsoever done or not done on the Property by Landlord; or (iii) any breach or default in performing any of the obligations under the provisions of this Lease; all regardless of whether such claim, etc., is asserted before or after the expiration of the Term or any earlier termination of this Lease. The foregoing covenants shall survive the expiration of the Term or earlier termination of this Lease.

                10.1.10. REMOVAL OF TENANT'S GOODS. Remove at the termination of this Lease, whether by lapse of time or otherwise, such of Tenant's goods and effects as are not permanently affixed to the Property; surrender all keys to the Property to Landlord; remove all of Tenant's trade fixtures; remove such of the alterations and additions made by Tenant as Landlord may request (excluding those alterations and additions approved by Landlord) and repair any damage caused by such removal; and peaceably yield up the Property, all alterations and additions thereto, all decorating, fixtures, furnishings, partitions, heating, ventilating, cooling and other equipment and floor coverings which are permanently affixed to the Property (except such as Landlord has requested Tenant to remove), which shall thereupon become the property of Landlord, broom-clean and in good order, repair and condition, damage by fire or other casualty not caused by any act, omission or negligence of Tenant, its agents, employees and invitees, and reasonable wear and tear excepted.

        Any property of Tenant which Tenant is required to remove which is not removed prior to such termination shall, at Landlord's option, become the property of Landlord without further action of the parties, or Landlord may remove all or any portion of the same from the Property and dispose of it in any manner, in which in which event Tenant shall, upon demand, pay to Landlord the actual cost of such removal and disposal and the cost of repairing any and all damage to the Property caused by such removal.

                10.1.11. KEYS. Provide Landlord with a key to all doors, security screens or gates and any other security or alarm devices and/or systems installed by Tenant in the Property.

                10.1.12. ALTERATIONS OF PROPERTY. Prior to commencement of any work in the Property, with the exception of non-structural interior repairs or improvements not exceeding $20,000 in cost, submit plans and specifications to the Landlord and secure Landlord's prior written consent thereto in each instance, which consent shall not be unreasonably withheld, delayed or conditioned; pay promptly when due the entire cost of any work in the Property undertaken by Tenant so that the Property shall at all times be free of liens for labor and materials; procure all necessary permits before undertaking such work; do all of such work in a good and workmanlike manner, employing materials of good quality; perform such work only with licensed, bonded, responsible contractors and subcontractors; and comply with all governmental requirements relating to such work; and save Landlord and its agents harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

                10.2. NEGATIVE COVENANTS. Tenant shall not:

                10.2.1. NON-PERMITTED USES. Exhibit, sell or offer for sale, use, rent or exchange in the Property any article, thing or service except those ordinarily embraced within the Permitted Uses of the Property specified in this Lease.

                10.2.2. NON-COMPLIANCE WITH LAWS. Make or permit any use of the Property which, directly or indirectly, is forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property.

                10.2.3. NOISE. Place any radio or television antenna or other signal receiving or transmitting device on the roof or on or in any part of the inside or outside of the Building other than the inside of the Property; operate or permit to be operated any musical or sound producing or reproducing instrument or device inside or outside the Property which may be heard outside the Property; operate any device from which may emanate electrical, radio or other waves which may interfere with or impair radio, television or other signal transmission or reception from or in the Property or elsewhere.

                10.2.4. COMPLIANCE WITH LAWS. Occupy or use the Property or permit the Property to be occupied or used for any purpose not within the Permitted Uses set forth in the Schedule or any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the amount of premiums for any policy of insurance carried on the Property or covering its operation or violate the terms thereof, provided, however, that if any additional amounts of insurance premiums are caused by Tenant's occupancy or use of the Property, Tenant shall pay to Landlord said additional amounts.

                10.2.5. COMPLIANCE WITH INSURANCE REQUIREMENTS. Do or permit anything to be done on or in the Property, or bring or keep anything therein or in a manner which is a violation of rules, regulations or requirements of the local fire department, the Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or any other similar authority having jurisdiction over the Building.

                10.2.6. MECHANIC'S LIENS. Suffer any mechanic's or other lien, charge or encumbrance to be filed against the Property or any portion of the Property by reason of any work, labor, services or materials performed at or furnished to the Property by, on behalf of or for Tenant, or for anyone holding the Property through or under Tenant. If any such lien shall at any time be filed, Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, and provide to Landlord evidence of the discharge thereof; provided, however, that if Tenant, in good faith, desires to contest any such lien, Tenant may do so if (i) such contest will operate to prevent any foreclosure by the lien claimant against the Property during the pendency of such contest and (ii) Tenant provides to Landlord a bond or other security satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the total amount of such lien(s). If Tenant shall fail to cause any such lien to be discharged within ten (10) days after the filing thereof, or if Tenant is entitled to and notifies Landlord that Tenant intends to contest the same as above provided but fails to provide or maintain the security which Tenant is obligated to provide to Landlord, or if Tenant's contest is unsuccessful and Tenant fails to promptly discharge such lien, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and all costs and expenses, including attorneys' fees and court costs, incurred by Landlord in procuring the discharge of such lien plus interest thereon at the rate of three percent (3%) over the prime rate of interest being charged by Bank One, NA as of the date of such payment shall be due and payable by Tenant to Landlord as Additional Rent on the first day of the following month.

SECTION 11.     RIGHTS RESERVED TO LANDLORD.

        Landlord shall have the following rights, exercisable without notice, and without liability to Tenant for damage or injury to property, persons or business (all claims for damage being hereby released), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent:

        SECTION 11.1. KEYS. To have pass keys to the Property;

        SECTION 11.2. RELETTING. To repair, alter or otherwise prepare the Property for reoccupancy during the last six (6) months of the Term, if during or prior to such time Tenant vacates the Property, or at any time after Tenant abandons the Property;

        SECTION 11.3. ACCESS. To enter the Property upon prior notice to Tenant and at such times as are reasonably acceptable to both Landlord and Tenant, except in the case of emergency where no prior notice will be required, to make inspections or repairs, or to exhibit the Property to prospective tenants, purchasers or others, and to enter the Property at any time in case of emergency;

        SECTION 11.4. ADDITIONS. To make alterations or additions to the improvements on the Property; provided, however, that the construction and use of such additions shall in no way interrupt Tenant's use or access to the Premises.

Section 12.     INTENTIONALLY OMITTED.

SECTION 13.     CASUALTY DAMAGE.

        SECTION 13.1. DAMAGE BY FIRE OR OTHER CASUALTY. If the Property are damaged by fire or other casualty, the damage shall promptly be repaired by Landlord at Landlord's expense to substantially the same condition as before such damage, provided that: (i) Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered by Landlord as a result of such damage; (ii) in no event shall Landlord be required to repair or replace Tenant's property (including, without limitation Tenant's inventory, trade fixtures and stock in trade); and (iii) in no event shall Landlord be liable for interruption to Tenant's business or for damages to or the replacement or repair of Tenant's Work or any other improvements, equipment, fixtures, goods or merchandise place in the Property by Tenant.

        SECTION 13.2. LANDLORD'S RIGHT TO TERMINATE LEASE. Notwithstanding anything to the contrary contained herein, in the event that: (i) the Property are damaged by fire or other casualty, and (x) the cost of restoration of such damage is equal to or exceeds twenty-five percent (25%) or more of the cost (a "Substantial Casualty") of replacement of the entire Property or (y) such damage occurs during the last two (2) years of the Term; (ii) at any time during the Term the Building is damaged to the extent that the cost of restoration of such damage is equal to or exceeds twenty-five percent (25%) or more of the cost of replacement of the Building; (iii) the proceeds of insurance received by Landlord are substantially insufficient to pay the cost of restoration; or (iv) Landlord's mortgagee does not consent to the application of such proceeds in the event of a Substantial Casualty only to restoration then Landlord or Tenant may elect to terminate this Lease as of the date of such damage upon giving notice of such election to the other within one hundred eighty (180) days after the occurrence of the event causing the damage. If Landlord elects to so terminate this Lease, the Term hereof shall end on the date of the damage to the Building, and thereupon all the rights and obligations of Landlord and Tenant under this Lease shall terminate except with respect to the obligations and liabilities of Tenant under this Lease then existing or contingent which arose on or prior to the date of such termination.

        SECTION 13.3. COMMENCEMENT OF RESTORATION. Unless Landlord shall have the right to and shall elect to terminate this Lease pursuant to Section 13.2 above, then Landlord shall commence the repair and restoration of the Building (subject to the limitations set forth in Section 13.1 above) within ninety (90) days after the later of: (i) the date on which Landlord receives or has made available to Landlord the proceeds of any insurance policy or policies covering such damage, or (ii) the date on which possession of the Property is delivered to Landlord. Such repair and restoration shall be completed with reasonable diligence, due allowance being made for delay in the completion of restoration occasioned by causes beyond Landlord's control.

        Upon completion by Landlord of its construction, repair and restoration work in and to the Property, if any, and the surrender of possession of the Property to Tenant, Tenant shall, at its sole cost and expense, promptly begin and thereafter diligently proceed with the other construction, repairs and replacements necessary to restore the Property to substantially the same condition as before such damage. Tenant shall reopen the Property for business as promptly as reasonably possible.

        SECTION 13.4. ABATEMENT OF RENT FOR UNTENANTABILITY. In the event all or any part of the Property is rendered untenantable because of damage by fire or other casualty and such damage shall not have been due to the fault or neglect of Tenant, Base Rent and Additional Rent payable by the Tenant shall abate during the period in which the Property or any portion thereof is untenantable. Rent so abated shall be computed on a per diem basis and shall be that portion of the current per diem Base Rent and Additional Rent for the entire Premises which the area of the part of the Premises rendered untentable bears to the area of the entire Premises.

        SECTION 13.5. INSURANCE PROCEEDS. Any and all insurance proceeds received with respect to or as a result of damage to the Property shall belong to Landlord and shall be expended by Landlord for the restoration of the Property.

SECTION 14.    EMINENT DOMAIN.

        SECTION 14.1. SUBSTANTIAL TAKING. If during the Term (i) the whole of the Property or (ii) any part thereof so substantial as to render the remainder of the Property impractical for the operation of Tenant's business in the Property, or (iii) a portion of the Property so substantial as to render the remainder of the Property impractical, in the sole judgment of Landlord, for the continued operation of the Property in the manner in which it has been operated immediately prior to such taking, shall be taken by any governmental or municipal authority or by any public entity having powers of eminent domain (or if the whole substantial portion of the Building or Property shall be sold to any such authority or other entity by Landlord under imminent threat of the exercise of the power of eminent domain with respect thereto), this Lease shall terminate on the date of the taking of possession of the Property or such substantial portion of the Property by such authority or other entity, and Tenant shall pay Rent up to that date.

        SECTION 14.2. OTHER TAKING. If during the Term (i) a portion of the Property which is not so substantial as to render the remainder of the Property impractical for the operation of Tenant's business at the Property, or (ii) a portion of the Property which is not so substantial as to render the remainder of the Property impractical, in the sole judgment of Landlord, for the continued operation of the Property in the manner in which it has been operated immediately prior to such taking, shall be taken by any governmental or municipal authority or by any public entity having powers of eminent domain (or if such part of the Property or the Property shall be sold to any such authority or other entity by Landlord under imminent threat of the exercise of the power of eminent domain with respect thereto), this Lease shall terminate only as to the portion of the Property so taken, if any, and Tenant shall continue to pay Rent for the entire Property up to the day of such taking. Thereafter, Base Rent and Additional Rent shall be equitably adjusted based on the area of the Property taken compared to the area of the entire Property. In such event, Landlord shall, at its expense, within a reasonable time after the occurrence of such taking or sale, make necessary repairs and alterations to the remainder of the Property and to restore the same, as nearly as practicable, to a condition substantially similar to that which existed immediately prior to such taking or sale, provided, however, that Landlord shall not be obligated to expend in connection with such repairs or alterations an amount in excess of the amount of the net award or purchase price received by Landlord for the portion so taken.

        SECTION 14.3. TAKING DURING LAST TWO YEARS OF TERM. If during the last two (2) years of the Term (i) any portion of the Property or (ii) twenty-five percent (25%) or more of the Property shall be taken by any governmental or municipal authority or by any public utility or other entity having powers of eminent domain (or any part of the Property or such portion of the Property shall be sold to any such authority or other entity by Landlord under imminent threat of the exercise of the power of eminent domain with respect thereto), Landlord or Tenant may elect, upon written notice to the other, to terminate this Lease as of the date of taking of possession of such portion of the Property or the Property by such authority, utility or other entity, and Tenant shall pay Rent up to that date.

        SECTION 14.4. TAKING OF POSSESSION. For the purposes of this Lease, a "taking" shall include a taking of possession for a period of time in excess of twelve (12) months.

        SECTION 14.5. OWNERSHIP OF AWARD. The entire compensation payable in connection with any taking or the proceeds of any sale, whether for the whole or any part of the Property, shall be paid to and shall be the sole property of Landlord, whether such compensation or proceeds shall be paid as compensation for diminution in the value of the leasehold or to the fee of the Property or otherwise, and Tenant hereby assigns to Landlord all of the Tenant's right, title and interest in and to any and all such compensation. Tenant agrees that Tenant shall not make any claim to any portion of such award; provided however, that Landlord shall not be entitled to any award made expressly to Tenant as a result of a separate action by Tenant against the condemning authority for the taking of Tenant's trade fixtures, furniture or leasehold improvements to the extent of the net cost to Tenant of said improvements and less depreciation computed from the date of completion of said improvements to the expiration of the original Term of this Lease, unless the amount of such award was deducted from or reduced the amount of the award to Landlord.

SECTION 15.    FORCE MAJEURE.

        In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty, or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

Section 16.    DEFAULTS BY TENANT; LANDLORD'S REMEDIES.

        SECTION 16.1. TENANT'S DEFAULTS. If (i) any voluntary or involuntary petition or similar pleading under any bankruptcy or insolvency law or statute shall be filed by or against Tenant; (ii) any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay its debts, or Tenant makes an assignment for the benefit of its creditors, or Tenant seeks protection against its creditors or a court supervised reorganization because it is unable to meet its obligations, or a trustee or receiver is appointed for the Tenant for the major part of Tenant's property, and if such proceeding is not stayed or dismissed within sixty (60) days thereafter or Tenant is dissolved; (iii) any execution or attachment shall issue against Tenant or Tenant's business or property or against the leasehold estate created hereby; (iv) this Lease or the leasehold estate of Tenant shall pass to or devolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein permitted); (v) Tenant defaults in the prompt payment of Rent and such default shall continue for seven
(7) or more days after notice to Tenant; (vii) Tenant defaults in the performance or observance of any other provisions of this Lease (other than those relating to the payment of Rent) for the first or second time and such other default shall continue for thirty (30) or more days after notice thereof shall have been given to Tenant; (viii) Tenant defaults in the performance or observance of any other provisions of this Lease (other than those relating to the payment of Rent) for a third or subsequent time (no notice by Landlord to Tenant of such default being required); or (ix) Tenant abandons the Property; then, and in any such event, Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and with or without entry or other action by Landlord, either terminate this Lease, or terminate Tenant's right to possession, without terminating this Lease.

        SECTION 16.2. PAYMENT OF DAMAGES. Notwithstanding any other provisions of this Lease, and subject to Landlord's obligation to mitigate damages to the extent required by applicable statutes, Landlord shall, forthwith upon exercising either of the remedies set forth in Section 16.1 above, be entitled to recover from Tenant, as damages and not as a penalty, an amount equal to the then present value of the Rent reserved herein for the remainder of the stated Term, plus the anticipated expenses of reletting the Property for such Term, less the fair rental value of the Property for the remainder of the stated Term, exclusive of any options to renew.

        For the purposes of this calculation, the fair rental value of the Property for the remainder of the stated Term shall be determined by an independent real estate appraiser selected by Landlord, whose determination shall be final and binding on Landlord and Tenant.

        Landlord shall not be required to account to Tenant for any amounts by which the fair rental value of the Property for the remainder of the Term exceeds the Rent due under this Lease for such period.

        SECTION 16.3. REPOSSESSION OF PROPERTY BY LANDLORD. Upon any termination of Tenant's right to possession (regardless of whether the Lease shall be terminated), Tenant shall surrender possession and vacate the Property immediately, and remove Tenant's property as provided in Section 10.1.10 and deliver possession of the Property to Landlord. Tenant hereby grants to Landlord full and free license to enter into the Property in such event with or without process of law, and to repossess Landlord of the Property as of Landlord's former estate, and to expel or remove Tenant and, at Tenant's expense, any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction, forcible entry or detainer, or conversion of property, and without relinquishing Landlord's rights to Rent or any other rights given to Landlord hereunder, or by law.

        SECTION 16.4. REMOVAL OF TENANT'S PROPERTY; RELETTING. If the Landlord elects under 16.1 above to terminate the Tenant's right to possession only without terminating the Lease, the Landlord may, at the Landlord's option, enter into Property, remove the Tenant's signs and other evidence of tenancy, and take and hold possession thereof as provided in 16.3 above without such entry and possession terminating this Lease or releasing the Tenant, in whole or in part, from Tenant's obligations to pay the Rent reserved herein and Tenant's other obligations hereunder for the full Term. Upon and after entry into possession without termination of this Lease, Landlord may seek, but shall not be obligated, to relet the Property or any part thereof for the account of Tenant to any person, firm, or corporation other than Tenant for such rent, for such reasonable time and upon such reasonable terms as Landlord shall determine. In any such case, Landlord may in its sole discretion make repairs, alterations and additions in or to the Property, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof together with Landlord's expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the full amount of unpaid Rent reserved herein together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses (including without limitation, brokerage and attorneys' fees), Tenant shall pay to Landlord the amount of such deficiency upon demand, and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the Rent together with the costs and expenses of Landlord, Landlord, at the end of the stated Term, shall retain such surplus.

        SECTION 16.5. DISPOSAL OF TENANT'S PROPERTY. Any and all property of Tenant which may be removed from the Property by Landlord pursuant to the authority of this Lease or by law may be handled, removed or stored in a commercial warehouse or otherwise by Landlord, at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property, for so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Property when required or any of Tenant's property removed from the Property by Landlord and stored which is not retaken from storage by Tenant within thirty
(30) days shall be conclusively deemed to have been forever abandoned by Tenant, and Landlord may dispose of the same in such manner as Landlord shall choose, but such disposal shall not relieve Tenant of the obligation to reimburse Landlord for the cost of removal, storage and disposition of such property.

        SECTION 16.6. REIMBURSEMENT OF LANDLORD'S COSTS. Tenant shall pay all of Landlord's cost, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord incurred in enforcing or seeking to enforce Landlord's rights and remedies under this Lease. Tenant agrees that Landlord may, from time to time, file suit to recover any sums falling due under the terms of this Section.

        SECTION 16.7. HOLDOVER BY TENANT. In the event Tenant remains in possession of the Property after the expiration or termination of the tenancy created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Property as a tenant from month-to-month, at 150% the Rent and 150% all the other charges due hereunder, and subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

        SECTION 16.8. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease and may perform any other obligation of Tenant hereunder. Whenever Landlord so elects, all costs and expenses thereby incurred by Landlord, including, without limitation, attorney's fees and court costs, together with interest on the amount of costs and expenses so incurred at a rate equivalent to three percent (3%) above the prime rate of interest in effect on the date of payment at Bank One, NA, or at the maximum legal rate then in effect, whichever is lower, shall be paid by Tenant to Landlord on demand, but such action by Landlord and the payment of such sums by Tenant shall not be deemed to be a waiver by Landlord of any rights which Landlord may have under the terms of this Lease or by law by reason of such default.

        SECTION 16.9. NON- WAIVER BY LANDLORD. No consent or waiver, expressed or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant under this Lease shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty hereunder.

SECTION 17.    SUBLETTING AND ASSIGNMENT; CHANGES IN CONTROL OF TENANT

        SECTION 17.1. SUBLETTING BY TENANT. Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or Tenant's rights hereunder, sublet the Property or any part thereof, grant any license to use the Property or allow any transfer, use or occupancy thereof by anyone other than Tenant, or permit any lien upon Tenant's interest by operation of law
(collectively "Transfer"), without in each case obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the above, Tenant may sublet any portion of the Property without the Landlord's consent provided that such sub-tenant complies with the terms of this Lease, and upon Landlord's request, any documents or agreements pertaining to such sublease shall be provided to Landlord.

        SECTION 17.2. LANDLORD'S RIGHT TO RECAPTURE. Aside from permitted assignments and subleases as provided in section 17.1 above where Landlord has no right to recapture the Property, in the event that Tenant desires to Transfer its interest in this Lease or all or a portion of the Property for the balance or any part of the Term, Tenant shall, by notice to Landlord in writing, advise Landlord of its desire to do so and a proposed date for such Transfer (which shall not be less than thirty (30) days after the date of Tenant's notice). Tenant's notice shall state the name and address of the proposed Transferee, and a true and complete copy of the proposed instrument documenting the Transfer, evidencing such Transferee's assumption of Tenant's obligations hereunder, shall be delivered to Landlord with said notice. Tenant shall also provide to Landlord such financial information about the proposed Transferee as Landlord may require. In such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice, and such recapture notice shall, if given, terminate this Lease with respect to the space therein described as of the proposed date of Transfer stated in Tenant's notice. If Tenant's notice shall cover all of the Property or Tenant's interest in this Lease and Landlord shall give the aforesaid recapture notice with respect thereto, then the Term shall expire on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is so terminated with respect to less than the entire Property, the Rent shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Property as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay all costs and expenses incurred by Landlord in moving, reconstructing or building new demising walls, etc. to separate the space so recaptured from the remainder of the Property, and Tenant shall be solely responsible for any reconstruction, modifications or alterations to the remaining Property necessitated thereby.

        Notwithstanding Landlord's recapture of all or any portion of the Property pursuant to this provision, Tenant shall remain fully liable for all Rent and other obligations relating to the entire Property up to the date of such recapture.

        The failure or refusal of Landlord to exercise Landlord's right of recapture pursuant to this provision shall not be deemed to require Landlord to consent to any proposed Transfer by Tenant.

        SECTION 17.3. CONSENT NOT A RELEASE OF TENANT. Any Transfer to which Landlord consents shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder, jointly and severally with such Transferee, including any obligations arising out of any subsequent amendments to this Lease made between Landlord and such Transferee (whether or not consented to by Tenant). Each Transferee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space Transferred, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each such instrument of Transfer.

        SECTION 17.4. TRANSFER WITHOUT CONSENT INEFFECTIVE AS TO LANDLORD. Any sale, assignment, mortgage, transfer, or subletting of the Property or of this Lease which is not in compliance with the provisions of this Section 17 shall be of no effect and void as to Landlord, but shall constitute a default under this Lease by Tenant, and Landlord shall be entitled to exercise all rights and remedies given to Landlord in the event of Tenant's default as a result thereof.

        SECTION 17.5. LANDLORD'S RIGHT TO ASSIGN. Landlord may assign this Lease, provided that such assignee agrees to assume and to perform all of the Landlord's obligations hereunder, and in such event the Landlord named herein thereupon shall be relieved of all liability and obligations hereunder. Landlord shall also have the right to assign this Lease to any mortgagee or other lender providing financing to Landlord, but any such assignment shall not relieve Landlord of its obligations hereunder.

        SECTION 17.6. ACCEPTANCE OF PAYMENT NOT CONSENT. The acceptance by Landlord of the payment of Rent from any person or entity other than Tenant shall not be deemed to be a consent by Landlord to any assignment, sublease or other transfer of this Lease or any interest herein to such person or entity, nor shall the same be deemed to be a waiver by Landlord of any right or remedy of Landlord under this Lease.

        SECTION 17.7 LANDLORD'S COSTS. All costs incurred by Landlord in connection with any request for consent to any transfer, including costs of investigation and the reasonable fees of Landlord's attorneys, shall be paid by Tenant on demand from Landlord, regardless of whether Landlord shall give its consent to any such transfer.

SECTION 18.    QUIET ENJOYMENT.

        Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Property for the Term.

SECTION 19.    ESTOPPEL CERTIFICATE.

        Within ten (10) days after written request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the facts, shall deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, the dates of such modifications, the nature of such modifications, and that the Lease as modified is in full force and effect); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Landlord is not in material default under any provisions of this lease, or if in default, the nature thereof in detail; (iv) whether all work required to be performed by Landlord has been substantially completed, or if not completed, the work which remains to be completed; (v) whether Tenant is in possession of the Property; (vi) the Commencement Date and the Term of this Lease; and (vii) any other matters which Landlord may reasonably request or as may be requested by Landlord's current or prospective lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant does not deliver such statement within such ten (10) day period, Landlord, at Landlord's option, may treat such failure as an event of default hereunder.

SECTION 20.    SUBORDINATION.

        The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages, trust deeds, leases of the Property as part of any sale and lease-back transaction, and any other security instruments that are now or hereafter may be placed upon the Property with the consent of Landlord and to any and all advances to be made thereunder, and to the interest thereon, and all extensions and modifications thereof, if the mortgagee or trustee named in said mortgages or trust deeds or the lessor in such leases or the holders of such security instruments or their successors and assigns shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien thereof; provided, however, that such mortgagees shall agree not to disturb the Tenant in its possession of the Premises, so long as Tenant continues to perform its obligations hereunder. Any mortgagee or trustee or lessor or holder or their successors and assigns may elect to give the rights and interest of Tenant under this Lease priority over the lien of such instruments. Upon request of Tenant, Landlord shall use its best efforts to obtain a non-disturbance agreement from any such mortgage or trustee recognizing Tenant's interest in the Lease and permitting Tenant to remain in quiet possession of the Leased Property provided that Tenant shall pay the Rent as reserved hereunder and otherwise keep, observe and perform all of its obligations under this Lease. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand from Landlord in writing. Landlord, at Landlord's option, may treat such failure as an event of default hereunder.

SECTION 21.    ATTORNMENT.

        In the event of any sale, transfer, assignment or other conveyance of all or a divided or undivided part of Landlord's interest in all or part of the Property or the Building, or in the event that any proceeding is brought for the foreclosure of any mortgage, trust deed or other security instrument or for the exercise of any power of sale under any mortgage, trust deed or other security instrument covering all or part of the Property or the Building, or in the event of any cancellation or termination of any ground or underlying lease covering all or part of the Property, Tenant shall, upon notice of the same to Tenant, attorn to and recognize as Landlord hereunder any purchaser, transferee, foreclosing mortgagee, trust beneficiary or secured party, purchaser at any foreclosure sale, or ground or underlying lessor, and Landlord agrees that in such event, Landlord shall have no recourse against Tenant for the tendering of performance by Tenant to such party. Tenant shall, within ten (10) days after written receipt thereof, execute and acknowledge any instrument reasonably required to evidence such attornment and recognition and shall deliver such executed document to the party requiring the same within said period. In the event Tenant fails so to execute and deliver such required instrument within said period, Tenant hereby irrevocably appoints said purchaser, transferee, assignee, foreclosing mortgagee, trust beneficiary, secured party, purchaser at any public or private foreclosure sale, ground or underlying lessor, or the designee of any of them, as its attorney-in-fact, so to execute, acknowledge and deliver said instrument. In the event of attornment, no purchaser, transferee, foreclosing mortgagee, trust beneficiary or secured party, purchaser at any foreclosure sale, or ground or underlying Lessor shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such party becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such party, or (iii) bound by any modification of this Lease not consented to by such party.

SECTION 22.    NOTICES.

        SECTION 22.1. NOTICES TO LANDLORD. In every case when, under the provisions of this Lease, it shall be necessary or desirable for Tenant to serve any notice or demand on Landlord, such notice or demand shall be in writing and shall be served by Registered or Certified Mail, return receipt requested, addressed to Landlord as follows:

                        MMPK, LLC
                        c/o Mr. Ray Shenouda
                        924 W. 67 Street
                        Darien, Illinois 60561

until otherwise directed by notice from Landlord to Tenant.

        SECTION 22.2. NOTICES TO TENANT. In every case when, under the provisions of this Lease it shall be necessary or desirable for Landlord to serve any notice or demand on Tenant, such notice or demand shall be in writing and shall be served by Registered or Certified Mail, return receipt requested, addressed to the Tenant as follows:

                        Midnight Auto Franchise Corp.
                        Attn: Mr. Nicholas Cocco
                        22600 Hall Road, Suite 205,
                        Clinton Township, MI 48036

until otherwise directed by notice from Tenant to Landlord.

        SECTION 22.3. EFFECTIVENESS OF MAILED NOTICES. Delivery of any such notice by Registered or Certified Mail shall be deemed effective three (3) days after surrender of such notice, properly addressed and with adequate postage prepaid, to the United States Postal Service.

        SECTION 22.4. COPIES OF NOTICES TO LENDERS. If any mortgagee, trustee, lessor or the holder of any other security instruments against the Property shall request that Tenant provide it with copies of any notices from Tenant to Landlord, no such notice or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of same shall also be sent to such party in the same manner as required for notices to Landlord. All such copies of notices and demands shall be sent to such party at such address as such party shall from time to time designate in writing to Tenant.

        SECTION 23. LANDLORD'S DEFAULTS. Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice is received by Landlord from Tenant specifically describing such failure, it being agreed that a default which is of such a character that rectification thereof reasonably requires longer than thirty (30) days, shall be deemed cured within such period if Landlord commences the rectification thereof within such thirty (30) day period and completes the same with due diligence.

SECTION 24.    EXECUTION.

        SECTION 24.1. SUBMISSION OF LEASE. This Lease shall not be binding or in effect until a counterpart hereof has been executed and delivered by the parties, each to the other. The submission of this document for examination does not constitute an offer to lease, or a reservation or option for the Property.

        SECTION 24.2. ENTIRE AGREEMENT. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein. No act or omission or course or prior dealing or oral statements of Landlord, its agents or their employees shall alter, change or modify any of the provisions hereof. This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing signed by both Landlord and

Tenant. All prior communications from Landlord with respect to estimated charges payable by Tenant hereunder are for information only, and they are not to be construed as a representation or warranty of the actual charges which Tenant is or may be required to pay hereunder, or as binding upon Landlord in any manner whatsoever unless specifically provided to the contrary herein.

        SECTION 24.3. AUTHORITY OF PARTIES EXECUTING THE LEASE. The parties executing this Lease hereby represent and warrant that they are the duly authorized and acting representatives of Landlord and Tenant respectively and that by their execution of this Lease, it became the binding obligation of Landlord and Tenant respectively, subject to no contingencies or conditions except as specifically provided herein.

SECTION 25.    MISCELLANEOUS.

        SECTION 25.1. RECEIPT OF MONEY AFTER TERMINATION OF LEASE. No receipt of money by or on behalf of Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit or entry of final judgment for possession shall reinstate, continue or extend the Term or affect any such notice, demand suit or judgment.

        SECTION 25.2 GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of the State of Illinois. If any provision of this Lease or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Lease or the application of such provision to such party or circumstances other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby except as may be necessary to make the remaining provisions consistent with each other after the invalid or unenforceable provisions are deleted, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

        SECTION 25.3. TIME OF THE ESSENCE. Time is of the essence in each and every instance hereunder with respect to the covenants, undertakings and conditions to be performed hereunder.

        SECTION 25.4. CAPTIONS. The headings of Sections and subsections are for convenience only and do not define, limit or construe the contents of such Sections or Subsections. References made in this Lease to numbered Sections and Subsections shall refer to numbered Sections or Subsections of this Lease unless otherwise indicated.

        SECTION 25.5. COUNTERPARTS. This Lease is to be executed in multiple copies, each of which shall constitute an original. In the event of a conflict between the provisions of any original lease with the provisions of any other original lease, then in such event, the provisions of Landlord's original lease will govern and control.

        SECTION 25.6. BROKERS. Tenant represents that it has dealt only with Landlord and the Broker(s), if any, named in the Schedule in connection with this Lease and that no other broker participated in the negotiation of this Lease, submitted or showed the Property to Tenant, or is or may be entitled to any commission in connection with this Lease by virtue of having assisted

Tenant in any way in connection with this Lease. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any brokers claiming through Tenant, other than the Broker(s) named in the Schedule, for commissions in connection with this Lease, and any and all costs and expenses incurred by Landlord or Landlord's agents in defending against any such claims. As used in this paragraph, "broker" shall include any finders or other persons who may be entitled to a commission or fee as a result of the execution of this Lease, and "commissions" shall include finders fees or other charges of any kind due or claimed to be due to any broker in connection with this Lease. Landlord agrees to pay a commission to the Broker pursuant to a separate agreement.

        SECTION 25.7. RELATIONSHIP OF LANDLORD AND TENANT. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

        SECTION 25.8. RECORDING. Tenant agrees not to record this Lease and to execute, acknowledge and deliver, if Landlord shall so request, a "Short-Form Lease" in form and substance reasonably satisfactory to Landlord suitable for recording.

        SECTION 25.9. NO PERSONAL LIABILITY. Tenant hereby acknowledges and expressly agrees that any liability or obligation of Landlord shall be limited to its interest in the Property, and no member, officer or director of Landlord shall be individually or personally liable for any claim arising out of this Lease.

        SECTION 25.1 FINANCIAL STATEMENTS.

                (a) During the Lease Term and any extensions thereof, upon request by Landlord's mortgagee or lender, but not to exceed more than twice per year, Tenant shall provide to Landlord, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an authorized officer or representative of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied, with the understanding that said financial statements may be unaudited statements. Such statements, and the information contained therein, shall not be disclosed to any third parties, excluding any mortgagee of Landlord, without the written consent of Tenant.

SECTION 26.    Successors.

        This Lease shall bind and inure to the benefit of the parties hereto and their permitted heirs, executors, successors and assigns and shall also inure to benefit of those persons who may be beneficiaries from time to time of any land trust under which title to the Property may be held.

SECTION 27.    JURY WAIVER; VENUE.

        Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim (with the exception of any mandatory counterclaim that would be deemed waived if not so brought) by Landlord and Tenant, against each other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

SECTION 28.    HAZARDOUS MATERIALS.

        SECTION 28.1. LIMITATIONS ON USE. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Property of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease, provided: (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Property and the ordinary course of Tenant's business therein, strictly in accordance with applicable law, highest prevailing standards, and the manufacturers' instructions therefor, (ii) such substances shall not be disposed of, released or discharged in or about the Property, and shall be transported to and from the Property in compliance with all applicable laws, and as Landlord shall reasonably require, (iii) if any applicable law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other required forms.

        SECTION 28.2. NOTICES. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Property, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Section 28, and (iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety

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


law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer or supplier therefor, and such other information as Landlord may reasonably require or as may be required by law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

        SECTION 28.3. REMEDIATION. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises occupying the Premises through the Tenant, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by landlord. If Landlord or any lender or governmental body arranges for any tests or studies showing that this
Section 28 has been violated, Tenant shall pay for the costs of such tests. During the Term of this Lease, Landlord shall have the option to retain a consultant who will conduct an investigation to verify that no portion of the Building or Property (including the Property) is being used for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Material. Tenant hereby grants to Landlord, its agents, employees, consultants and contractors the right to enter upon the Premise and to perform such tests on the Premises as are reasonably necessary to conduct any such investigation.

        SECTION 29. SECURITY DEPOSIT On the Effective Date, Tenant shall deposit with the Landlord the sum of [*] as security ("Security Deposit") for the full and faithful performance of every provision of this Lease to be performed by Tenant. Upon the occurrence of an Event of Default, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain any part or all of the Security Deposit for the payment of any Rent or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason on an Event of Default. If any portion of said Security Deposit is to be used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its required amount, and Tenant's failure to do so shall be an Event of Default under this Lease. Landlord shall not be required to keep said Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease

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


to be performed by it, said Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within fifteen (15) days after the expiration of the Term and Tenant's vacation of the Premises.

        SECTION 30. TRANSFER OF SECURITY DEPOSIT. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Land for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Property, in the event that such interest is sold, and upon such delivery, such purchaser shall be deemed to have agreed to hold such funds in accordance with and subject to the terms and condition of Section 29 hereof, and Landlord shall be discharged from any further liability with respect to the Security Deposit.

        SECTION 31. FIRST RIGHT OF REFUSAL. During the Term of this Lease, and provided that Tenant is not in default of the Lease, in the event Landlord receives a bona fide offer for the sale of the Premises, which Landlord intends to accept, Landlord shall give written notice to Tenant of such offer and of such intention in addition to the terms of the proposed transaction, within two
(2) days after receipt of such offer. The Tenant may elect, within fifteen (15) days thereafter, by written notice to Landlord to purchase the Premises on the same terms and conditions as contained in the offer. If the Tenant shall elect to purchase the Property, the sale shall close in accordance with the terms of the offer. If Tenant fails to notify Landlord in writing that it elects to accept said offer within said fifteen (15) day period, the Tenant's First Right of Refusal shall be terminated, and the Landlord shall be free to sell the Premises pursuant to the offer.

        SECTION 32. REASONABLENESS. Whenever the terms, covenants, conditions and provisions of this Lease entitle Landlord and/or Tenant to exercise their respective opinions, or to give their respective approvals or consents, such opinions shall be reasonable and such approvals and consents shall not be unreasonably withheld, conditioned or delayed, notwithstanding that in some, but not all, instances a reasonableness standard is referenced.

ALL EXHIBITS AND RIDERS ATTACHED TO THIS LEASE SHALL BE DEEMED TO BE A PART HEREOF AND ARE INCORPORATED HEREIN BY REFERENCE.

        IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto, as of the date set forth on page one (1) hereof.

LANDLORD.                               TENANT:

MMPK, LLC                               MIDNIGHT AUTO FRANCHISE CORP.

By:    /s/ Ray Shenouda                 By:    /s/  Nicholas A. Cocco
      ------------------------------          ------------------------------
Name:  /s/ Ray Shenouda                 Name:  Nicholas A. Cocco
      ------------------------------          ------------------------------
Its:    Manager                         Its:   President
      ------------------------------          ------------------------------

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